Exhibit 4.195

EXTENSION AGREEMENT

AND AGREEMENT TO REVISE OR TERMINATE

CERTAIN LIQUIDITY COMMITMENTS

dated as of May 8, 2008

among

DOLLAR THRIFTY FUNDING CORP.,

an Oklahoma corporation

CERTAIN FINANCIAL INSTITUTIONS,

as the Liquidity Lenders

CREDIT SUISSE,

ACTING THROUGH ITS NEW YORK BRANCH,

as Liquidity Agent

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Series 1998-1 Letter of Credit Provider

EXTENSION AGREEMENT

AND AGREEMENT TO REVISE OR TERMINATE

CERTAIN LIQUIDITY COMMITMENTS

THIS EXTENSION AGREEMENT AND AGREEMENT TO REVISE OR TERMINATE CERTAIN LIQUIDITY COMMITMENTS (this “Agreement”), dated as of May 8, 2008, is entered into among Dollar Thrifty Funding Corp., an Oklahoma corporation (“DTFC”), the undersigned financial institutions (the “Liquidity Lenders”), Credit Suisse, acting through its New York branch, as Liquidity Agent (the “Liquidity Agent”) and Deutsche Bank Trust Company Americas, as Series 1998-1 Letter of Credit Provider (the “Series 1998-1 Letter of Credit Provider”), JPMorgan Chase Bank, N.A., not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent.

RECITALS:

A.        The undersigned are parties to that certain Liquidity Agreement dated as of March 4, 1998, among DTFC, the Liquidity Lenders, the Liquidity Agent, JPMorgan Chase Bank, N.A., not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent, as subsequently amended by (i) Amendment No. 1 to Liquidity Agreement dated as of March 4, 1999, (ii) Amendment No. 2 to Liquidity Agreement dated as of October 20, 1999, (iii) Amendment No. 3 to Liquidity Agreement dated as of February 18, 2000, (iv) Amendment No. 4 to Liquidity Agreement dated as of February 28, 2001, (v) Amendment No. 5 to Liquidity Agreement dated as of February 26, 2002, (vi) Amendment No. 6 to the Liquidity Agreement dated as of February 24, 2003, (vii) Amendment No. 7 to the Liquidity Agreement dated as of February 20, 2004, (viii) Amendment No. 8 to Liquidity Agreement dated as of March 24, 2004, (ix) Amendment No. 9 to Liquidity Agreement dated as of March 22, 2005, (x) Amendment No. 10 to Liquidity Agreement dated as of March 17, 2006; (xi) Amendment No. 11 to Liquidity Agreement dated as of March 20, 2007; (xii) Amendment No. 12 to Liquidity Agreement dated as of June 19, 2007; and (xiii) Amendment No. 13 to Liquidity Agreement dated as of the date hereof (as amended to the date hereof, the “Liquidity Agreement”); and

B.        The undersigned desire to extend the Scheduled Liquidity Commitment Termination Date on the date hereof to May 7, 2009 and, to the extent applicable, revise or terminate certain Liquidity Commitments as set forth on the signature pages hereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.         Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Definitions List annexed to the Liquidity Agreement as

1

Annex A, as such Definitions List has heretofore been or may hereafter be amended or modified from time to time in accordance with the provisions of the Liquidity Agreement.

2.         Extension. Pursuant to Section 3.5 of the Liquidity Agreement, the Scheduled Liquidity Commitment Termination Date with respect to each undersigned Liquidity Lender and its respective Liquidity Commitment set forth on the signature pages hereto is hereby extended on the date hereof until May 7, 2009.

3.         Liquidity Commitments. Each of the undersigned hereby agrees that the Liquidity Commitment of each Liquidity Lender from the date hereof through the Scheduled Liquidity Commitment Termination Date with respect to such Liquidity Lender shall be as set forth next to such Liquidity Lender’s signature on the signature pages hereto. Each of the undersigned further agrees that, for the avoidance of doubt, the Liquidity Commitment of any such Liquidity Lender shall be terminated as of the date hereof if such Liquidity Commitment is $0 on the signature pages hereto (any such Liquidity Lender whose Liquidity Commitment is being terminated hereby, a “Terminated Liquidity Lender”). As of the date hereof, each Terminated Liquidity Lender shall no longer constitute a “Liquidity Lender” under the Liquidity Agreement and the other CP Program Documents, shall not have any rights or obligations (other than under Sections 11.13 and 11.14 of the Liquidity Agreement) under the Liquidity Agreement and the other CP Program Documents and shall no longer be bound by the terms and conditions set forth in the Liquidity Agreement (other than under Sections 11.13 and 11.14 of the Liquidity Agreement) and the other CP Program Documents. Each of the undersigned further agrees that, for the avoidance of doubt, if the Liquidity Commitment of any Liquidity Lender is being reduced hereby to an amount greater than $0, then the Liquidity Commitment of such Liquidity Lender shall be terminated as of the date hereof by the amount of such reduction (any such Liquidity Lender whose Liquidity Commitment is being partially terminated hereby, a “Partially Terminated Liquidity Lender” and the portion of such Partially Terminated Liquidity Lender’s Liquidity Commitment that is being terminated hereby, a “Partially Terminated Liquidity Commitment Amount”). As of the date hereof, each Partially Terminated Liquidity Lender shall no longer constitute a “Liquidity Lender” under the Liquidity Agreement and the other CP Program Documents with respect to such Partially Terminated Liquidity Commitment Amount (but shall remain a “Liquidity Lender” under the Liquidity Agreement and the other CP Program Documents with respect to the Liquidity Commitment set forth next to such Liquidity Lender’s signature on the signature pages hereto), shall not have any rights or obligations under the Liquidity Agreement and the other CP Program Documents with respect to such Partially Terminated Liquidity Commitment Amount (but shall have all rights or obligations under the Liquidity Agreement and the other CP Program Documents with respect to the Liquidity Commitment set forth next to such Liquidity Lender’s signature on the signature pages hereto) and shall no longer be bound by the terms and conditions set forth in the Liquidity Agreement and the other CP Program Documents with respect to such Partially Terminated Liquidity Commitment Amount (but shall be bound by the terms and conditions set forth in the Liquidity Agreement and the other CP Program Documents with respect to the Liquidity Commitment set

2

forth next to such Liquidity Lender’s signature on the signature pages hereto). As of the date hereof, each Liquidity Lender that is hereby increasing its Liquidity Commitment (any such Liquidity Lender whose Liquidity Commitment is being increased hereby, an “Increased Liquidity Lender”) shall be deemed automatically to have become a party to the Liquidity Agreement with respect to the amount of such increase in its Liquidity Commitment and shall have all rights and obligations of a “Liquidity Lender” under the Liquidity Agreement and the other CP Program Documents as if it were an original signatory thereto or beneficiary thereof to the extent of such increased amount. Each Increased Liquidity Lender agrees to be bound by the terms and conditions set forth in the Liquidity Agreement and the other CP Program Documents as if it were an original signatory thereto with respect to such increased amount.

4.         Certain Waivers.         The parties hereto (a) solely in connection with the reduction and termination of the Liquidity Commitments being terminated and reduced hereby, waive the requirements of Section 3.3 of the Liquidity Agreement to the extent such provision of the Liquidity Agreement requires (i) prior written notice and (ii) ratable reductions of the Liquidity Commitments and (b) solely in connection with the increase of the Liquidity Commitments being increased hereby, waive the requirements of Section 3.4 of the Liquidity Agreement to the extent such provision of the Liquidity Agreement requires the delivery of a Liquidity Commitment Agreement in connection with the increase of a Liquidity Commitment of any Liquidity Lender.

5.         No Advance.   DTFC hereby confirms and agrees that, notwithstanding anything to the contrary in the Liquidity Agreement, the Liquidity Commitment of any Terminated Liquidity Lender and the Partially Terminated Liquidity Commitment Amount of any Partially Terminated Liquidity Lender shall not be subject to any Borrowing Request for a Commitment Termination Liquidity Advance.

6.         Certain Acknowledgments.    Each Increased Liquidity Lender acknowledges and confirms that (a) it has received a copy of the Liquidity Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Liquidity Agreement as a condition to the making of the effectiveness thereof and (b) it has made, independently and without reliance upon the Liquidity Agent or any other Liquidity Lender, and based upon such financial statements and other documents and information as it has deemed appropriate, its own credit analysis and decision to enter into this Agreement. Each such Increased Liquidity Lender further confirms and agrees that by increasing its Liquidity Commitment and the amount of any Liquidity Advances it may make under the Liquidity Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Liquidity Agent or any other Liquidity Lender.

7.         Continuing Accuracy of Representations and Warranties. The representations and warranties of DTFC in each of the CP Program Documents to which DTFC is a party are true and correct (in all material respects to the extent such representations and warranties do not

3

incorporate a materiality limitation in their terms) on the date of this Agreement as though made on and as of the date of this Agreement.

8.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9.         GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10.       Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

4

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the day and year first above written.

DTFC:

DOLLAR THRIFTY FUNDING CORP.

By: ______________________________________

Pamela S. Peck

Vice President and Treasurer

LIQUIDITY AGENT:

CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

SERIES 1998-1 LETTER OF CREDIT PROVIDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$62,500,000	CREDIT SUISSE, ACTING THROUGH ITS NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$77,500,000	JPMORGAN CHASE BANK, N.A.

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$25,000,000	THE BANK OF NOVA SCOTIA

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	ABN AMRO BANK N.V.

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	DEUTSCHE BANK AG, NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$35,000,000	CREDIT INDUSTRIEL ET COMMERCIAL

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	BNP PARIBAS, NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$42,500,000	BANK OF MONTREAL

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$15,000,000	COMERICA BANK

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	LANDESBANK HESSEN-THÜRINGEN

GIROZENTRALE

By: ______________________________________

Name: ______________________________

Title: _______________________________

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$10,000,000	WELLS FARGO BANK, N.A.

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$0	MIZUHO CORPORATE BANK, LTD.

By: ______________________________________

Name: ______________________________

Title: _______________________________

LIQUIDITY COMMITMENT	LIQUIDITY LENDER:

$10,000,000	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By: ______________________________________

Name: ______________________________

Title: _______________________________

S-14